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                                 SUBSIDIARIES

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                                             STATE OF
                                           INCORPORATION
                                                OR
           SUBSIDIARY                      ORGANIZATION                         DBA
           ----------                      -------------                        ---
BRAVOKILO, INC.                            Indiana                Burger King restaurant

FULL SERVICE DINING, INC.                  Indiana                Spageddies restaurant

SOUTHWEST DINING, INC.                     Indiana                Chili's restaurant

GRAYLING CORPORATION                       Delaware               Chili's restaurant

CHILI'S OF MT. LAUREL, INC.                New Jersey             Chili's restaurant

CHILI'S OF CHRISTIANA, INC.                Delaware               Chili's restaurant

GRADY'S AMERICAN GRILL RESTAURANT          Indiana                Grady's American Grill restaurant
CORPORATION

GAGHC, INC.                                Delaware               Grady's American Grill restaurant

GAGLC, INC.                                Texas                  Grady's American Grill restaurant

GRADY'S AMERICAN GRILL L.P.                Texas                  Grady's American Grill restaurant

GRADY'S, INC.                              Tennessee              Grady's American Grill restaurant

TRI-STATE CONSTRUCTION CO., INC.           Indiana                Tri-State Construction Co., Inc.

GRAYLING MANAGEMENT CORPORATION            Virginia               Chili's Restaurant
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